UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 4, 2011

SEMGROUP CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-34736	20-3533152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Warren Place, 6120 S. Yale Avenue, Suite 700, Tulsa, OK	74136-4216
(Address of Principal Executive Offices)	(Zip Code)

(918) 524-8100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On November 4, 2011, the Board of Directors of SemGroup Corporation (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, appointed James H. Lytal to serve as a director of the Board of Directors, effective November 4, 2011, to fill a vacant position created by the resignation of Stanley C. Horton on April 29, 2011, for a term expiring at the next Annual Meeting of Stockholders and until his successor is duly elected or chosen and qualifies, unless he sooner dies, resigns or is removed. Upon further recommendation of the Nominating and Corporate Governance Committee, Mr. Lytal has been appointed to the Compensation and Nominating and Corporate Governance Committees of the Board of Directors.

Mr. Lytal, as a non-employee director of the Company, will receive the same compensation provided to all non-employee members of the Company’s Board of Directors. The compensation of non-employee directors of the Company is described in the Company’s proxy statement for the 2011 Annual Meeting under the caption “Director Compensation”. Accordingly, he will participate in the Company’s 2011-2012 Board of Directors Compensation Plan, as may be amended from time to time. In conjunction with his appointment, he received an initial award of 1,543 shares of restricted stock of the Company under the Company’s Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMGROUP CORPORATION

Date: November 7, 2011	By:	/s/ Robert N. Fitzgerald
Robert N. Fitzgerald
Senior Vice President and Chief Financial Officer

3